                            SCHEDULE 14A INFORMATION

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         Section240.14a-12

                                                HEI, INC.
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

FROM THE DESK OF EUGENE W. COURTNEY



Dear Shareholder:

I think you will find the attached letter from our new President, Don Reynolds, to be very informative concerning the strengths of our company and our prospects for future growth.

For your convenience, enclosed is a proxy card and postage paid envelope to vote at the upcoming Special Meeting. Your Board strongly urges you to support our efforts to increase shareholder value by voting against Proposal 1 and 3 and for Proposal 2.

If you have any questions, or need any assistance, please call Innisfree M&A at 1-888-750-5834.


                                       Best regards,


                                       Gene

                                                                   1495 Steiger Lake Lane
      [LOGO]                                                       P.O. Box 5000
                                                                   Victoria, MN 55386-5000
                                                                   (612) 443-2500
                                                                   (612) 443-2668 Fax

Donald R. Reynolds
President

June 19, 1998
To HEI Shareholders:

    I appreciate the opportunity to introduce myself as your recently appointed President, and to talk about HEI and why I'm so excited about our future. In my short time here, I have been able to personally verify the strong customer relationships, the opportunity for significant growth and the solid financial foundation that attracted me to HEI in the first place.

    I have met with customers from each of our primary markets (hearing, medical and communications). Our customers consider us to be a "key" supplier/partner, vital to the long-term success of their company. They note that HEI has the technology base, the world class ISO-9001 facilities and equipment, and the highly skilled workforce dedicated to working closely with customers and providing value-added products and services. It is so gratifying to personally hear a customer take responsibility for selecting HEI as their partner and feel their obvious pride in that decision.

    HEI's customers also consider us to be a design partner having a vital role in their product formulation and the technical direction of their company. I urge you to examine the enclosed product data sheet to give you an understanding of some of the advanced technology that HEI uses today. HEI's ability to differentiate itself in terms of products and application expertise has been a major factor in its success and will be even more important to our customers in the future.

    Did you know that within the next three years it is anticipated that:

    - 85% of the hearing aids used in the United States will be "in the ear" devices. Their size dictates the use of ultraminiature technology, which is HEI's core competency.

    - The defibrillator segment of the medical market will more than double.

    - The fiber-optic communications market will have grown by an average of more than 20% per year.

    These seemingly unrelated bits of information are relevant to HEI because these three large and expanding markets--hearing, medical, and communications--use over $500 million of microelectronic products such as those HEI designs and builds, and they are growing at incredible rates. HEI's customer base includes leaders in each of these markets and we believe we are well positioned for further growth.

    The management team at HEI has brought this company from a financially struggling situation to a strong position, capable of penetrating large and growing markets. In the third quarter of this fiscal year we generated $6 million in sales to the medical, hearing and communications markets. This represents a 53% sales growth in these markets for the first nine months of 1998 as compared to the same period in 1997.

    HEI has financial strength, solid customers, an experienced management team, dedicated employees and aggressive strategic plans focused on the growth markets I've described above. It is easy to see why I'm enthusiastic about our future.

    I also believe in your Board of Directors and their significant part in HEI's success. They understand the technologies described in the attachment, and they have experience in the markets we serve. They continue to look for ways to increase value for all shareholders.

    Together, I believe the present HEI team--your board of directors, management and employees--will produce an even brighter future for us all. I look forward to meeting you at future shareholders meetings or through your communications as we go forward. Thank you for your support.

Sincerely,

           [SIG]

Donald R. Reynolds
President

                                                   HEI's ISO 9001 certified
                                                   facilities provide world-
                                                   class microelectronic
                                                   packaging services using
                                                   today's most advanced bare
                                                   die packaging technology.
                                                   For more than 25 years, we
                                                   have consistently produced
                                                   leading edge solutions for
                                                   applications in Computer,
                                                   Medical, Communication,
                                                   Instrumentation, and other
                                                   industries.


                           [PHOTO OF VARIOUS OF HEI'S
                            MICROELECTRONIC PRODUCTS AND
                            APPLICATIONS OF MICROELECTRONIC
                            PACKAGING TECHNOLOGY]



ADVANCED
PACKAGING
SOLUTIONS







                                                      [NSAI LOGO]
                                                    I.S.EN ISO 9001


                                                        [LOGO]

                            PACKAGING CAPABILITIES

[PHOTO OF              MCM MULTICHIP MODULES
MULTICHIP              Multichip modules from HEI       - Thick film printing
MODULE]                can reduce board space for         .006/.006
                       electronic circuits that         - Diffusion patterning
                       contain several integrated         .004/.004
                       circuits with high I/O counts.   - Fodel imaging
                       These high density                 .002/.002
                       modules can be manufactured      - Multilayer laminate
                       on both ceramic and                and ceramic
                       laminate substrates with up      - Die bond pitch to
                       to 90% silicon coverage.           .006
                                                        - Blind vias and thru
                                                          vias to .002

______________________________________________________________________________

                       CHIP-ON-LAMINATE
[PHOTO OF              Chip on laminate in most         - Chip & wire
CHIP-ON-               cases is the lowest cost           interconnects
LAMINATE]              packaging solution for           - Flip chip IC
                       circuit size reduction.            integration
                       Most circuitry requiring         - Multilayer laminate
                       less than 3 conductive             designs
                       layers with minimal power        - Aluminum, gold and
                       dissipation requirements           palladium bonding
                       are ideal applications for       - Leading edge SMT to
                       this technology. HEI can           die design layout
                       integrate chip & wire,
                       flip chip, and surface
                       mount devices, or
                       combination of these
                       technologies to offer the
                       best final circuit price
                       and performance.

______________________________________________________________________________

                       CHIP-ON-FLEX
[PHOTO OF              Direct chip attach and           - Chip & wire flex
CHIP-ON-FLEX]          interconnect on flex               interconnect
                       circuitry can offer              - Flip chip on flex
                       reduced size as well as            IC integration
                       flexible interconnection         - Passive component
                       capability. HEI can                attachment
                       manufacture active flex          - Flex design/CAD
                       circuitry using both chip &        support
                       wire, and flip chip              - X-ray inspection
                       technology. Chip-on-flex can       capability
                       offer the most adaptable
                       finished product assembly.

______________________________________________________________________________

                       BGA/CSP/FLIP CHIP
[PHOTO OF              HEI Flip Chip/BGA/CSP            - Flip chip and chip &
FLIP CHIP/             technology can accommodate         wire interconnects
BGA/CSP]               either single chip or            - Ceramic or laminate
                       multiple chip integration on       substrates
                       both ceramic and laminate        - Single and multiple
                       substrates. These high             IC packages
                       density packages offer the       - .006 - .008 die
                       smallest circuit outline           bump pitches
                       with finished sizes only         - Outlines as small
                       slightly larger than the           as .008 larger than
                       circuit IC's                       IC
                                                        - Full test and X-ray
                                                          inspection
                                                          capabilities

______________________________________________________________________________

                       CHIP STACKING
[PHOTO OF              HEI specializes in               - Multilevel IC
CHIP STACKING]         multilevel interconnection of      interconnects
                       semiconductors. "Chip stacking"  - Chip stacking
                       can be achieved by mounting      - Aluminum, gold,
                       wire bonded IC's over flip         and palladium
                       chip circuits, mounting IC's       bonding
                       on top of other wire bonded      - Flip chip and wire
                       IC's, or mounting IC's over        bond combinations
                       passive components. Vertical     - Creative package
                       stacking of both active and        design
                       passive components can minimize
                       the finished circuit outline.

______________________________________________________________________________

BOX 5000 - 1495 STEIGER LAKE LANE - VICTORIA, MN 55386 - Phone (612) 443-2500
FAX (612) 443-2668 - INTERNET: http://www.heii.com                     [LOGO]